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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                         MORTGAGE PLUS EQUITY AND LOAN
                            CORP. IS A WHOLLY-OWNED
                           SUBSIDIARY OF THE COMPANY.